EXHIBIT 10-50

                                         As Amended and Restated
                                         Effective May 1, 1998

                 NEW YORK STATE ELECTRIC & GAS CORPORATION
                 LONG-TERM EXECUTIVE INCENTIVE SHARE PLAN
I.   Plan Objective
     The objective of the Long-Term Executive Incentive Share Plan (the "Plan") is to attract and motivate current and future executives of New York State Electric & Gas Corporation ("NYSEG") by providing them with the opportunity to receive, in addition to current compensation, long-term incentives which are tied directly to the creation of shareholder value.

II.  Definitions
     Wherever used in the Plan, unless the context clearly indicates otherwise, the following words and phrases shall have the meanings set forth below:
     A. "Plan" shall mean the NYSEG Long-Term Executive Incentive Share Plan as embodied herein and as amended from time to time.
     B. "Participant" shall mean an individual who has satisfied the eligibility requirements of Article IV hereof.
     C. "Performance Cycle" shall mean a consecutive three-year period over which performance is measured. A new Performance Cycle begins January 1 of each calendar year.
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     D.   "Performance Shares" shall mean the "phantom" (not
          corporate) shares that are granted to Participants at the beginning of each Performance Cycle and as otherwise provided in Article VI hereof.
     E. "Dividend Performance Shares" shall mean the "phantom" (not corporate) shares that accrue in accordance with
          Article V hereof during the Performance Cycle.
     F. "Salary Grade Midpoint" shall mean the midpoint of each Plan Participant's salary grade level as of the first day of the Performance Cycle.
          [Effective January 1, 1999, Item F will read as follows: "Base Salary" shall mean the Participant's annual base salary as of the first day of the Performance Cycle.]
     G. "Total Shareholder Return (TSR)" shall mean Energy East's average annual shareholder return for the three years of a Performance Cycle including change in stock price, dividends and other distributions to shareholders.
     H. "NYSEG Board" shall mean the Board of Directors of NYSEG.
     I. "Energy East Board" shall mean the Board of Directors of Energy East Corporation ("Energy East").
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III. Administration
     The Plan shall be administered by the Executive Compensation and Succession Committee (the "Committee") of the Board of Directors of Energy East composed of such members as shall be appointed from time to time by the Energy East Board. No member of the Committee while serving as such shall be eligible for participation in the Plan.

     Except as otherwise provided in this Plan, decisions and determinations by the Committee shall be final and binding upon all parties. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

IV.       Eligibility
     Eligibility for participation in the Plan is limited to officers of NYSEG holding the positions set forth below.
     Each Plan Participant has an incentive level assigned by Class based on the Class's potential impact on NYSEG's performance which will be used in determining initial awards of Performance Shares.
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     Participants shall be divided into the following Classes for purposes of initial awards of Performance Shares:
                                                        Incentive
     Class              Position                           Level

     I           Chairman and President                       40%
     II  Executive Vice Presidents & Senior Vice Presidents   30%
     III             Vice Presidents                          20%

V.   Performance Shares and Dividend Performance Shares
     All Performance Shares granted to a Participant shall be credited to a Performance Share Account which shall be maintained for the Participant. On each common stock dividend payment date of Energy East, Dividend Performance Shares, including fractional Dividend Performance Shares computed to four decimal places, shall be credited to each Participant's Performance Share Account. The number of Dividend Performance Shares to be credited shall be calculated by first determining the amount of dividends that would be paid by Energy East upon all Performance Shares and Dividend Performance Shares held for the Participant as if such shares actually were issued and outstanding common stock of Energy East. The amount of dividends so determined shall then be divided by the price per share paid by Energy East's dividend reinvestment plan for common stock that was purchased by said plan with respect to the common stock dividend payment date for which the Dividend Performance Shares are being credited. The quotient of said division is
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     the number of Dividend Performance Shares which shall be
     credited to a Participant's Performance Share Account.

     An award of Performance Shares or Dividend Performance Shares under the Plan shall not entitle the recipient to any actual dividend or voting rights or any other rights of a shareholder with respect to such Performance Shares or Dividend Performance Shares.

VI.  Initial Plan Grants
     An initial grant of Performance Shares will be made to a Participant at the beginning of each Performance Cycle. The initial grant will be determined by multiplying a Participant's Salary Grade Midpoint on the first day of the Performance Cycle by an incentive factor based on a Participant's Class as set forth in Article IV and then dividing said product by the average of the last five trading days closing prices of NYSEG s common stock in the preceding calendar year.

     [Effective January 1, 1999, the above sentence will read as follows: The initial grant will be determined by multiplying a Participant's Base Salary on the first day of the Performance Cycle by an incentive factor based on a Participant's Class as set forth in Article IV and then dividing said product by the average of the last five
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     trading days' closing prices of Energy East's common stock in the preceding calendar year.]

     Individuals who become eligible to participate in the Plan while one or more Performance Cycles are in progress will receive an initial grant of Performance Shares only for the Performance Cycle that began in the same calendar year that the individual became a Participant. The initial grant shall be based on the Salary Grade Midpoint that was in effect for the Participant's new salary grade on the first day of the Performance Cycle multiplied by an incentive level based on the Participant's Class as set forth in
     Article IV with the product then divided by the average of the last five trading days closing prices of NYSEG's common stock prior to the beginning of the Performance Cycle. [Effective January 1, 1999, the above sentence will read as follows: The initial grant shall be based on the Participant's new Base Salary on the first day of the Performance Cycle multiplied by an incentive level based on the Participant's Class as set forth in Article IV with the product then divided by the average of the last five trading days' closing prices of Energy East's common stock prior to the beginning of the Performance Cycle.] The initial grant will then be prorated based on the number of full months remaining out of a possible 36 months in the Performance
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     Cycle that the Participant is eligible to participate in the
     Plan.

     A Participant who is promoted into a higher Class, or salary grade within a Class, while one or more Performance Cycles are in progress will receive a grant of additional Performance Shares only for the Performance Cycle that began in the calendar year of the promotion. As of the effective date of the promotion, a Participant shall receive additional Performance Shares based on the Participant's new Class and/or Salary Grade Midpoint calculated pursuant to the following formula: First, the Participant's Salary Grade Midpoint as of the effective date of the promotion shall be multiplied by an incentive level based on the Participant's Class as set forth in Article IV as of the effective date of the promotion. [Effective January 1, 1999, the above sentence will read as follows: As of the effective date of the promotion, a Participant shall receive additional Performance Shares based on the Participant's new Class and/or Base Salary calculated pursuant to the following formula: First, the Participant's Base Salary as of the effective date of the promotion shall be multiplied by an incentive level based on the Participant's Class as set forth in Article IV as of the effective date of the promotion.] From this product shall be subtracted the product of the Participant's Salary Grade Midpoint at the
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     beginning of the calendar year of the promotion (or if the
     Participant received a prior promotion in the same calendar year, the Participant's Salary Grade Midpoint as of the effective date of the prior promotion) multiplied by an incentive level based on the Participant's Class as set forth in Article IV at the beginning of the calendar year of the promotion (or in the case of a prior promotion in the same calendar year, the effective date of the prior promotion). [Effective January 1, 1999, the above sentence will read as follows: From this product shall be subtracted the product of the Participant's Base Salary at the beginning of the calendar year of the promotion (or if the Participant received a prior promotion in the same calendar year, the Participant's Base Salary as of the effective date of the prior promotion) multiplied by an incentive level based on the Participant's Class as set forth in Article IV at the beginning of the calendar year of the promotion (or in the case of a prior promotion in the same calendar year, the effective date of the prior promotion).] This difference shall then be divided by the average of the last five trading days' closing prices of either NYSEG's or Energy East's common stock, as applicable, prior to the effective date of the promotion. The resulting quotient shall then be prorated based on the number of full months remaining out of a possible 36 months in the Performance Cycle that the Participant is eligible to participate in the
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     Plan.  Such grant of additional Performance Shares will be in addition to shares granted at the beginning of the Performance Cycle that began in the calendar year of the promotion. No additional Performance Shares will be granted in connection with Performance Cycles which may be running concurrently but which began in prior years.

VII. Termination of Employment
     If during the term of the Plan, a Participant ceases to be an employee of NYSEG by reason of death, retirement, disability (as defined in NYSEG's long-term disability plan), or termination without cause, the Participant (or his or her successor in interest) shall remain a Participant in the Plan and eligible for incentive award payments pursuant to Article IX for all Performance Cycles which were in progress while the Participant was an employee. All Performance Shares and Dividend Performance Shares in such Participant's Performance Share Account will continue to accrue Dividend Performance Shares in accordance with
     Article V. At the conclusion of each Performance Cycle any incentive award payments to be made under the Plan will be prorated based on the number of full months that the Participant was an employee during the Performance Cycle; provided, however, that if a Participant ceases to be an employee for the reasons set forth above at any time during
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     1996, the Participant will be deemed to have been an
     employee for all of 1996.

     For a Participant that ceases to be an employee by reason of transfer in employment to another subsidiary of Energy East, the Participant will continue to participate in the Plan at the position level held by the individual prior to the transfer in employment, with employment by the subsidiary treated for purposes of the Plan as employment by NYSEG for all Performance Cycles which were in progress in the year in which the transfer in employment occurred. Such Participant, however, shall not be eligible for awards for any Performance Cycles that commence after the transfer of employment occurs.

     If a Participant leaves the employ of NYSEG (or in the case of an individual described in the prior paragraph, the subsidiary of Energy East) voluntarily or involuntarily, for any reason other than retirement, disability, death, termination without cause, the Participant shall forfeit any payment opportunity for the Performance Cycles in progress and the Performance Shares and Dividend Performance Shares in the Participant's Performance Share Account shall be forfeited and canceled, unless the NYSEG Board determines otherwise.
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VIII.Performance Measurement and Criteria
     The Plan uses one comparative performance measure as the basis for determining incentive award payments to Participants. This measure compares Energy East's average TSR for the three year period of a Performance Cycle to the average total shareholder return for such three year period of each of the top 100 utilities (including any utility holding companies) by revenue in the United States, such utilities to include electric, gas and combination utilities ("top 100 utilities"). The NYSEG Board may adopt any other measurers to define the top 100 utilities. Energy East's performance is based on Energy East's percentile ranking of TSR for the Performance Cycle ("Percentile Ranking"). The top 100 utilities shall be determined for each Performance Cycle at the commencement of each Performance Cycle. For all periods prior to May 1, 1998, the TSR of NYSEG shall be deemed to be Energy East's TSR.

     Each Performance Cycle is three years in length, with a new Performance Cycle beginning on January 1 of each calendar year and ending on December 31 of the third year. Cash payments payable under the Plan shall be paid only at the end of a Performance Cycle. A Participant is not entitled to receive any payments prior to the completion of a Performance Cycle.
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     The following Performance Schedule sets forth an Award
     Percentage ( Award Percentage") for Energy East's achievement of various Percentile Rankings (where 100% is the worst percentile ranking and 1% is the best percentile ranking). The Award Percentage shall be used to calculate the amount of incentive award payments in accordance with
     Article X.
             Energy East                    Energy East
        Percentile       Award         Percentile       Award
         Ranking       Percentage       Ranking       Percentage
     Below 65%               0%
           65%            25.0%           42%            113.3%
           64%            30.0%           41%            115.0%
           63%            35.0%           40%            116.7%
           62%            40.0%           39%            118.3%
           61%            45.0%           38%            120.0%
           60%            50.0%           37%            121.7%
           59%            55.0%           36%            123.3%
           58%            60.0%           35%            125.0%
           57%            65.0%           34%            126.7%
           56%            70.0%           33%            128.3%
           55%            75.0%           32%            130.0%
           54%            80.0%           31%            131.7%
           53%            85.0%           30%            133.3%
           52%            90.0%           29%            135.0%
           51%            95.0%           28%            136.7%
           50%           100.0%           27%            138.3%
           49%           101.7%           26%            140.0%
           48%           103.3%           25%            141.7%
           47%           105.0%           24%            143.3%
           46%           106.7%           23%            145.0%
           45%           108.3%           22%            146.7%
           44%           110.0%           21%            148.3%
           43%           111.7%           20% or better  150.0%


IX.  Determination of Payments
     At the conclusion of each Performance Cycle, a determination will be made by the NYSEG Board of Energy East's Percentile Ranking within the top 100 utilities. The Performance Schedule will then be used to determine the applicable Award Percentage. Interpolation will be applied between those
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     ranges listed in the Performance Schedule rounded to the
     nearest four decimal places. The Award Percentage will then be used to determine the incentive award payments in accordance with Article X. Final determination of incentive award payments will be approved by the NYSEG Board and will be made not later than the end of February following the end of each Performance Cycle. Distribution of incentive award payments will be made as soon thereafter as practical.


X.   Incentive Award Payments
     Incentive award payments will be made only in cash. Incentive award payments will be calculated by multiplying the Award Percentage as determined in Article VIII by the number of Performance Shares and Dividend Performance Shares in a Participant's Performance Share Account accumulated for that Performance Cycle and multiplying the product by the closing price of Energy East's common stock calculated as the average of the last five trading days closing prices of the Performance Cycle.

     If on the basis of the Performance Schedule, a cash payment for only a portion of the Performance Shares and Dividend Performance Shares accumulated during a Performance Cycle is to be made, then the remaining portion of the Performance Shares and Dividend Performance Shares accumulated for that Performance Cycle will be forfeited and canceled.


XI.  Dilution and Other Adjustments
     In the event of any change in the outstanding shares of common stock of Energy East by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of Performance Shares then held in Participants' Performance Share Accounts or which may be awarded to any employee, or an adjustment in the number of Dividend Performance Shares then held in Participants' Performance Share Accounts, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan. Notwithstanding anything to the contrary contained herein, in connection with a binding share exchange between NYSEG and Energy East on the effective date of the binding share exchange, the Performance Shares and Dividend Performance Shares held in each Participant's Performance Share Account will, without further action, be deemed to be converted into the equivalent number of Performance Shares and Dividend Performance Shares of Energy East, with the same terms and conditions as set forth herein.

XII. Amendments and Termination
     The NYSEG Board may at any time suspend, terminate, modify or amend this Plan.


XIII.Miscellaneous Provisions
     A. In the case of a Participant's death, payments with respect to Performance Shares and Dividend Performance
        Shares shall be made to his or her designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution.

     B. Except as set forth in A. above, a Participant's rights and benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, attachment, execution or levy of any kind, either voluntary or involuntary, including any such liability which arises from the Participant's bankruptcy or for the support of a spouse or former spouse or for any other relative of the Participant prior to incentive award payments actually being received by the person eligible to benefit under the Plan. Any attempt at such prohibited anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, attachment, execution or levy, shall be void and unenforceable except as otherwise provided by law.

     C. No Participant shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving a Participant any right to be retained in the employ of NYSEG.

     D. NYSEG shall have the right to deduct from the cash payments made pursuant to Article X any taxes required by law to be withheld with respect to such cash payments.

     E. The NYSEG Board or the Committee may adopt procedures allowing Participants to defer any payments they will be entitled to receive under this Plan.

     F. Payments with respect to Performance Shares and Dividend
        Performance Shares will not be considered as a component of regular earnings or base compensation for any purpose.


XIV. Effective Date
     The Plan shall be effective as of January 1, 1996.

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XV.  Payments upon and after a Change in Control
     A. Calculation of Payments. Notwithstanding any other provisions of this Plan (including, without limitation, Article XIII(E) hereof), if a Change in Control (as defined in Section C of this Article XV) shall occur, the following shall be paid, in cash, no later than the tenth (10th) day following such Change in Control:

        (i) amounts which have already been determined to be payable pursuant to Article IX hereof, based on Energy East's Percentile Ranking for any completed Performance Cycle which preceded the Change in Control, which amounts have not yet been paid (or deferred pursuant to procedures established in accordance with Article XIII(E) hereof),

        (ii) if, at the time of the Change in Control, the NYSEG Board has not yet determined Energy East's Percentile Ranking with respect to the Performance Cycle ending on the December 31 immediately preceding the Change in Control, amounts determined by the NYSEG Board to be payable, based on its calculation (in accordance with the provisions of the preceding Articles hereof) of Energy East's Percentile Ranking with respect to the Performance Cycle ending on the December 31 immediately preceding the Change in Control, and

        (iii) amounts, which might otherwise subsequently be determined by the NYSEG Board to be payable for the Performance Cycles existing on the date on which the Change in Control occurs, calculated based on an assumed Percentile Ranking of 50%.

        (iv) for purposes of the incentive awards payable pursuant to paragraph (iii) of this Section A, the
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        calculation of the payments shall be made using the
        "Change-in-Control Price" of Energy East's common stock. For this purpose, "Change-in-Control Price" means the higher of (x) the highest reported sales price, regular way, of a share of Energy East's common stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on the NASDAQ during the 60-day period prior to and including the date of a Change in Control or (y) if the Change in Control is the result of a tender or exchange offer or approval of a merger or consolidation, the highest price per share of common stock paid or to be paid in such tender or exchange offer or merger or consolidation. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined based on the public trading value of such property or, if such property is not publicly traded, by the NYSEG Board based on reasonable assumptions.

     B. Forfeitures After a Change in Control. Notwithstanding anything contained herein to the contrary, following a Change in Control, the Plan shall continue in full force and effect, and a Participant shall be entitled to receive incentive award payments for outstanding Performance Shares and Dividend Performance Shares with respect to any Performance Cycle that begins before and ends after the Change in Control, equal to the excess of
        (i) the amount determined in accordance with Articles IX and X hereof over (ii) the amount previously paid with respect to such Performance Cycle pursuant to paragraph
        (iii) of Section A above.

     C. Definition of a Change in Control.  A "Change in
        Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

        (i) any Person (as defined in this Section C) is or becomes the Beneficial Owner (as defined in this Section
        C), directly or indirectly, of securities of Energy East (not including in the securities beneficially owned by such Person any securities acquired directly from Energy East or its affiliates) representing 25% or more of the combined voting power of Energy East's then outstanding securities; or

        (ii) during any period of two consecutive years (not including any period prior to May 1, 1998), individuals who at the beginning of such period constitute the Energy East Board and any new director (other than a director designated by a Person who has entered into an agreement with Energy East to effect a transaction described in paragraph (i), (iii) or (iv) of this Change in Control definition or a director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitations of proxies or consents by or on behalf of a Person other than the Energy East Board) whose election by the Energy East Board or nomination for election by Energy East's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

        (iii) the shareholders of Energy East approve a merger or consolidation of Energy East with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of Energy East outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Energy East or any of its subsidiaries, at least 75% of the combined voting power of the voting securities of Energy East or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of Energy East (or similar transaction) in which no Person acquires more than 50% of the combined voting power of Energy East's then outstanding securities; or

        (iv) the shareholders of Energy East approve a plan of complete liquidation of Energy East or an agreement for the sale or disposition by Energy East of all or substantially all of Energy East's assets.

     For purposes of the definition of Change in Control in this Section C:

        "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

        "Exchange Act" shall mean the Securities Exchange Act of
        1934, as amended from time to time.

        "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) Energy East or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Energy East or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Energy East in substantially the same proportions as their ownership of stock of Energy East.


XVI. Plan Administration After a Change in Control Notwithstanding any other provisions of the Plan (including, without limitation, Articles III and XII hereof), upon and after the occurrence of a Change in Control, neither the NYSEG Board, nor the Committee, shall be authorized to, and no termination, suspension, modification or amendment of the Plan shall be permitted to, amend or modify the terms and provisions (including, without limitation, the payment provisions) of any awards theretofore made to Participants in any way which adversely affects the rights of such Participants.